UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SUMTOTAL SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by SumTotal Systems, Inc. Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: SumTotal Systems, Inc.

Commission File No.: 000-50640

The following press release was issued by SumTotal Systems, Inc. on May 6, 2009:

SUMTOTAL RECEIVES ACQUISITION PROPOSAL FROM

VISTA EQUITY PARTNERS FOR $4.50 PER SHARE IN CASH

Mountain View, CA, May 6, 2009 – The Board of Directors of SumTotal® Systems, Inc. (NASDAQ: SUMT), the market leader and a global provider of talent development solutions, today confirmed that it has received a proposal from Vista Equity Partners (“Vista Equity”) to acquire all of the outstanding shares of SumTotal common stock for $4.50 per share in cash, subject to the conditions set forth in Vista Equity’s proposal.

As previously announced on April 24, 2009, SumTotal entered into a definitive merger agreement with affiliates of Accel-KKR (“the Accel-KKR Agreement” or “the Agreement”), under which affiliates of Accel-KKR will acquire all of the outstanding shares of SumTotal common stock for $3.80 per share in cash. The Accel-KKR Agreement contains a provision under which SumTotal may solicit alternative proposals from third parties during the 31 calendar days following announcement of the Agreement.

Consistent with its fiduciary duties and in consultation with its financial and legal advisors, SumTotal’s Board will review Vista Equity’s proposal and inform SumTotal’s stockholders of its position. The Board advises stockholders not to take any action at this time with respect to the Vista Equity proposal and to await the Board’s recommendation.

RBC Capital Markets Corporation is acting as financial advisor to the Board of SumTotal and Wilson Sonsini Goodrich & Rosati, Professional Corporation, is acting as SumTotal’s legal counsel.

ABOUT SUMTOTAL SYSTEMS, INC.

SumTotal Systems, Inc. (NASDAQ: SUMT) is the market leader and a global provider of talent development solutions. SumTotal deploys mission-critical solutions designed to drive learning, align goals, develop skills, assess performance, plan for succession and set compensation. SumTotal’s solutions aim to accelerate performance and profits for more than 1,500 companies and governments of all sizes, including six of the world’s 10 biggest pharmaceutical makers, six of the 10 largest automotive companies in the world, four of the five branches of the U.S. Armed Forces, three of the world’s top five airlines, five of the six largest U.S. commercial banks and two of the world’s top five specialty retailers. Mountain View, CA-based SumTotal has offices across Asia, Australia, Europe and North America. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal and the SumTotal logo are registered trademarks or trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements concerning Vista Equity’s proposal and the proposed transaction with Accel-KKR. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Vista Equity does not receive the due diligence it has requested or the due diligence provided does not confirm its expectations, Vista Equity may withdraw its proposal or reduce the price per share it is willing to pay. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether any transaction will be completed, costs and potential litigation associated with a transaction, the failure to obtain SumTotal’s stockholder approval as may be required to consummate a transaction, the failure of either party to meet the closing conditions set forth in the merger agreement with Accel-KKR, the extent and timing of regulatory approvals necessary to consummate a transaction and the risk factors discussed from time to time by the company in reports filed with the Securities and Exchange Commission. We urge you to carefully consider the risks which are described in SumTotal’s Annual Report on Form 10-K for the year ended December 31, 2008 and in SumTotal’s other SEC filings. SumTotal is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information and Where You Can Find It

In connection with the proposed transaction with affiliates of Accel-KKR, SumTotal filed a preliminary proxy statement concerning the proposed transaction with the SEC on May 4, 2009. Investors and security holders of SumTotal are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about SumTotal and the proposed transaction with Accel-KKR. The definitive proxy statement (when it becomes available) will be mailed to SumTotal stockholders. The proxy statement and any other documents filed by SumTotal with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SumTotal by contacting SumTotal Investor Relations at 650-934-9584. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

SumTotal and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from SumTotal’s stockholders in connection with the proposed transaction with affiliates of Accel-KKR. Information regarding the interests of such directors and executive officers (which may be different then those of SumTotal’s stockholders generally) is included in SumTotal’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and the preliminary proxy statement relating to the proposed transaction filed with the SEC on May 4, 2009. Each of these documents is available free of charge at the SEC’s web site at http://www.sec.gov and from SumTotal Investor Relations, at http://investor.sumtotalsystems.com.

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CONTACTS:

Investors Gwyn Lauber SumTotal Systems, Inc. 650-934-9584 glauber@sumtotalsystems.com

Media

Kimberley Kasper

SumTotal Systems, Inc.

650-934-9579

kkasper@sumtotalsystems.com

Matthew Sherman / Andi Salas

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

msherman@joelefrank.com / asalas@joelefrank.com